Paritz	& Company, P.A	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201) 342-7753 Fax: (201) 342-7598 E-Mail: PARITZ@paritz.com

Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Hammer Fiber Optic Investments, Ltd.

We have audited the accompanying balance sheets of Hammer Fiber Optic Investments, Ltd. as of July 31, 2015 and 2014 and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended July 31, 2015 and for the period June 16, 2014 (Inception) to July 31, 2014.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.   Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hammer Fiber Optic Investments, Ltd. as of July 31, 2015 and 2014, and the results of its operations and cash flows for the year ended July 31, 2015 and for the period June 16, 2014 (Inception) to July 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As discussed in Note 3, the Company has not generated any revenues since inception and has an accumulated deficit of $459,957 as of July 31, 2015. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern. Management plans are also disclosed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/Paritz & Company, P.A.

Hackensack, New Jersey

July 14, 2016

Except for Note 10, which the date is July 19, 2016

HAMMER FIBER OPTIC INVESTMENT LTD.

BALANCE SHEETS

	July 31, 2015	July 31, 2014

ASSETS
Current Assets
Cash	$1,384,527	$10,415
Other Assets
Property and Equipment, net	1,227,088	33,075
Security Deposit	10,550	-
Total non-current assets	1,237,638	33,075
TOTAL ASSETS	$2,622,165	$43,490

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities
Loan payable	$83,000	$50,000
Accrued interest	4,130	-
Total current liabilities	87,130	50,000

TOTAL LIABILITIES	87,130	50,000

STOCKHOLDERS’ DEFICIENCY
Common stock A, $0.00001 par value,
25,000,000 shares authorized, 2,092,996 shares issued and outstanding	21	-
Common stock B, $0.00001 par value, 25,000,000 shares authorized, 2,092,996 shares issued and outstanding	21	-
Additional paid-in capital	2,998,947	-
Stock subscription receivable	(4,000)	-
Accumulated deficit	(459,954)	(6,510)

Total stockholders’ equity	2,535,035	(6,510)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$2,622,165	$43,490

The accompanying notes are an integral part of these financial statements.

HAMMER FIBER OPTIC INVESTMENT LTD.

STATEMENTS OF OPERATIONS

	Year Ended July 31, 2015	For the Period from Inception (June 16, 2014) to July 31, 2014

REVENUE	$-	$-

EXPENSES
General and administrative	448,314	6,510
Interest expense	5,130	-
TOTAL EXPENSES	453,444	6,510
NET LOSS BEFORE INCOME TAX PROVISION (BENEFIT)	(453,444)	(6,510)
Income tax provision (benefit)	-	-
NET LOSS	$(453,444)	$(6,510)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – Basic and diluted	35,585	-
EARNINGS (LOSS) PER SHARE – Basic and diluted	$(12,74)	$-

The accompanying notes are an integral part of these financial statements.

HAMMER FIBER OPTIC INVESTMENT LTD.

STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock A		Common Stock B
	Shares (#)	Par value ($)	Shares (#)	Par value ($)	Additional Paid-in Capital ($)	Stock Subscription Receivable ($)	Accumulated Deficit ($)	Total ($)
Inception, June 16, 2014	-	-	-	-	-	-	-	-
Net loss for the period	-	-	-	-	-	-	(6,510)	(6,510)
Balance at July 31, 2104	-	-	-	-	-	-	(6,510)	(6,510)
Issuance of stock for cash	2,092,996	21	2,092,996	21	3,028,947	(4,000)	-	3,204,989
Forgiveness of debt by related party	-	-	-	-	20,000	-	-	20,000
Shares issuance costs	-	-	-	-	(50,000)	-	-	(50,000)
Net loss for the period	-	-	-	-	-	-	(453,444)	(453,444)
Balance as of March 31, 2015	2,092,996	21	2,092,996	21	2,997,947	(4,000)	(459,954)	2,535,035

The accompanying notes are an integral part of these financial statements.

HAMMER FIBER OPTIC INVESTMENT LTD.

STATEMENTS OF CASH FLOWS

	For the Year Ended
	Year Ended July 31, 2015	For the Period from Inception (June 16, 2014) to July 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(453,444)	$(6,510)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	5,122	-
Accrued interest	4,130	-
Net cash used in operating activities	(444,192)	(6,510)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(54,613)	(5,000)
Capitalized Expenses	(1,144,522)	(28,075)
Payment of security deposit	(10,550)	-
Net cash used in investing activities	(1,209,685)	(33,075)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans payable	320,000	50,000
Repayment of loans payable	(267,000)	-
Proceeds from issuance of shares	3,024,989	-
Payment of shares issuance costs	(50,000)	-
Net cash provided by financing activities	3,027,989	50,000
Net increase in cash	1,374,112	10,415
CASH, BEGINNING OF PERIOD	10,415	-
CASH, END OF PERIOD	$84,527	$10,415

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$1,000	$-
Taxes paid	$-	$-

Non-cash financing activities
Forgiveness of related party debt classified as additional paid-in capital	$20,000	$-

The accompanying notes are an integral part of these financial statements.

HAMMER FIBER OPTIC INVESTMENTS, LTD.

NOTES TO FINANCIAL STATEMENTS

JULY 31 2015

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Hammer Fiber Optic Investments, Ltd. (the “Company”) was incorporated in the State of Delaware on June 16, 2014. The Company is a development stage company which is an alternative provider of high capacity broadband and VOIP services via fiber optic connections and wireless access networks.  Its goal is to provide internet connectivity to underserved markets along the New Jersey shore and central New Jersey as well as rural markets in southern New Jersey.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; the Company does not present the disclosure requirements of Topic 915.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Start-up costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash and cash equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

 Property and equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided for on a straight-line basis over the useful lives of the assets. For furniture and fixtures the useful life is five years, Leasehold Improvements are depreciated over the two year lease term. Expenditures for additions and improvements are capitalized; repairs and maintenance are expensed as incurred

Capitalized software costs

The Company accounts for software development costs which consist of costs to develop software programs to be used to meet the Company’s internal needs in accordance with Statement of Position (“SOP”) No. 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use and ASC 350-40-25. ASC 350-40-25-2 states that internal and external costs incurred during the application development stage for software programs are capitalized. These costs consists primarily of direct costs incurred for professional services and consulting fees provided by third parties and compensation costs of employees which relate to software developed for internal use during the application stage. In accordance with ASC 350-40-25-1 states that costs incurred in the preliminary project stage of development are expensed in the periods when they are incurred. Capitalized software costs are included in property and equipment, net and will be amortized over the estimated useful life of the software. The company determined that the application stage began upon the consummation of developing its fiber networking solutions and high capacity broadband wireless access networks. All costs incurred specifically directly related to these activities have been capitalized, and include both external and internal costs. As of July 31, 2015 the company had not completed the application development stage. The Company will account for all post-implementation stage costs will be expensed in the period incurred. The Company has not yet completed its application stage of the software and will assess the estimated useful life upon completion.”

Impairment of long-lived assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future undiscounted cash flows to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company has not recognized impairment losses.

Research and development costs

Research and development costs are expensed as incurred.

Income taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.  As of July 31, 2015, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Fair value measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which  defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception and sustained a net loss of $459,957 for the period from inception to July 31, 2015.  These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to receive capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Company management plans to address these going concerns by raising additional capital through Private Placement until such time that ongoing revenues can sustain the business, at which time capitalization will be considered through other avenues, such as institutional financing for future projects.

NOTE 4 – PROPERTY AND EQUIPMENT

As of July 31, 2015, property and equipment consisted of:

	Amount	Life
Computer software	$20,427	3 years
Computer hardware	23,708	5 years
Furniture and fixtures	15,478	5 years
Capitalized software development costs	1,222,597
	1,282,210
Less accumulated depreciation	5,122
Depreciation expense on software, hardware,	$1,277,088

Furniture & Fixtures aggregated during the year ending July 31st, 2015

NOTE 5 – LOANS PAYABLE

During the fiscal year, the Company entered into guaranteed investment agreements with 15 individuals (“investors”). In connection with the agreements the investors loaned the Company an aggregate of $85,000, and will be issued an aggregate of 154,500 shares of the Company’s common stock upon the initial share distribution of the Company. Upon the Company obtaining investment funding of $1,500,000, the Company will repay the invested amounts. The Company has accounted for the shares to be issued as interest expense and has accrued interest on the amounts. The shares to be issued have been valued based on the price per share that the Company is offering its common stock in a private placement at $0.01 per share. As of July 31, 2015 the balance of the loans payable is $83,000. During the period from inception to July 31, 2015, the Company has accrued $1,280 of interest on these agreements.

The Company entered into two guaranteed loan agreements with a member of its board of directors and a stockholder (“Lender”) for an aggregate amount of $285,000. The first loan of $50,000 matures on June 30, 2016 and the second loan matured on May 1, 2015. On April 24, 2015, the Company repaid the loans, net of a discount of $20,000 in the amount of $265,000. In accordance with ASC 470-50-40-2 the gain on the extinguishment of debt with the related party of $20,000 has been recorded as an equity transaction.

NOTE 6 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 35% for the fiscal year ended July 31, 2015, to the Company’s effective tax rate is as follows:

Income tax expense (benefit) provision at statutory rate	$(181,000)	$(2,600)
Change in valuation allowance	181,000	2,600
Income tax (benefit) provision	$-	$-

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of December 31, 2014 are as follows:

Net operating loss	$183,600)
Valuation allowance	(183,600)
Net deferred tax asset	$-

The Company has approximately $459,957 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expires in fiscal 2035. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7 – STOCKHOLDERS’ DEFICIENCY

Authorized stock

The Company has authorized and issued 50,000,000 common shares with a par value of $0.00001 per share.

On January 4th, 2015 the Company amended its Articles of Association to provide for an additional class of shares “A” class shares and “B” class shares

Class “A” shares carry redemption rights at the sole discretion of the Board of Directors with no fixed redemption date and no voting rights. “A” shares are redeemable at the face value prior to any declared dividends becoming payable to holders of Ordinary “B” Stock of the company.

During the year ended July 31, 2015, the Company issued 2,092,996 Class A shares and 2,092,996 Class B shares for proceeds of $3,028,989. Of the proceeds $4,000 had not been received by July 31, 2015 and is classified as a stock subscription receivable. The proceeds were received on August 3, 2015.

See note 5 regarding gain on extinguishment of debt recorded as a capital transaction.

During the year ended July 31, 2015, the Company paid financing costs in the amount of $50,000, which has been recorded as a reduction of additional paid in capital.

NOTE 8 – RELATED PARTY

Pursuant to an agreement the Company paid direct expenses of an entity owned by a family member of the Company’s founder and CEO for the use of the entities office space in the amount $35,070 which are included in general and administrative expenses on the accompanying statement of operations.

See note 5 regarding a loan received from a member of the Company’s board of directors and a stockholder, and the treatment of a gain on extinguishment of $20,000 relating to repayment of the debt which was recorded as a capital transaction.

NOTE 9 – COMMITMENTS

The Company is committed under two operating leases for its office and facilities. Each lease is for a two year period commencing January 1, 2015 at a rate of $1,800 per month and March 1, 2015 at a rate of $1,900 per month.  The Company is also committed to a long term fiber lease and two separate colocation agreements totaling $6,506 per month.

NOTE – 10 SUBSEQUENT EVENTS

Management has evaluated subsequent events through July 19th, 2016, the date these financial statement were available to be issued.

Since August 1, 2015, the Company raised approximately $2,400,000 through a Private Placement Memorandum, which includes the sale of equity in the form of two classes of stock.

On January 13, 2016 the Company received loans of $2,400,000 from a related party.

On April 25, 2016, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Tanaris Power Holdings, Inc., a publicly traded company. Pursuant to the Share Exchange Agreement, the Tanaris will acquire 20,000,000 shares of common stock of the Company from the Company’s shareholders in exchange for 50,000,000 (post-Merger) restricted shares of Tanaris. As a result of the Share Exchange Agreement, the Company shall become a wholly owned subsidiary of the Tanaris. The Share Exchange Agreement contains customary representations, warranties and conditions to closing. In addition, the closing of the Share Exchange (the “Closing”) shall only occur once the Financial Industry Regulatory Authority (“FINRA”) approves the merger and this corporate action becomes effective. The Share Exchange Agreement closed on July 19, 2016. The merger will be accounted for as a reverse acquisition, with the Company being the accounting acquirer.